UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2014
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On December 2, 2014, Illumina, Inc. (the “Company”) and its subsidiary Verinata Health, Inc. (“Verinata”) entered into a series of agreements with Sequenom, Inc. (“Sequenom”), its subsidiary Sequenom Center for Molecular Medicine LLC (“Sequenom LLC”), and Chinese University of Hong Kong (“CUHK”), and an agreement with the Trustees of Leland Stanford University (“Stanford”), that, together, (1) settle a patent litigation pending in the United States District Court for the Northern District of California (the “District Court”) between Verinata and Stanford, on the one hand, and Sequenom, Sequenom LLC, and Isis Innovation Limited (“Isis”), on the other hand, (2) request remand of certain claims and counterclaims of Sequenom, Isis, Verinata, and Stanford from the appeal pending in the United States Court of Appeals for the Federal Circuit of a second patent litigation pending in District Court in order to seek to vacate an order related to those claims and dismiss them, and (3) settle an inter partes review related to a United States Patent No. 8,195,415, assigned to Stanford and licensed to Verinata.
As part of the settlement, the Company and Sequenom have entered into a Pooled Patents Agreement and related sublicense agreements whereby Sequenom grants Illumina a worldwide license to patents directed to Non-Invasive Prenatal Testing (“NIPT”) for Laboratory Developed Testing (“LDT”) and In-Vitro Diagnostic (“IVD”) products, which license is non-exclusive with respect to certain patents formerly owned by Isis (under which Sequenom retains the right to grant non-exclusive licenses to third parties for NIPT LDT) and otherwise is exclusive, and Illumina (and Verinata in some cases) grants a worldwide non-exclusive license to Sequenom under Illumina-owned and in-licensed NIPT-related patents for Sequenom to continue its business related to NIPT LDT (the patents owned or in-licensed by either the Company or Sequenom that fall under the Pooled Patents Agreement are the “Pooled Patents”). The Company also agreed to assume by novation amended exclusive patent licenses from CUHK to Sequenom and to enter into several new exclusive in-license agreements with CUHK related to CUHK patents directed to NIPT, and to grant to Sequenom non-exclusive sublicenses under the Company’s license agreements with CUHK, Stanford, and General Hospital Corporation for Sequenom to practice NIPT LDT. The Company and Sequenom also extended, amended, and restated their current supply agreement under which Sequenom purchases from the Company equipment and supplies for NIPT LDT and other clinical fields, and entered into a separate agreement whereby Sequenom transfers to the Company certain clinical samples and data useful in the development of NIPT IVD.
As consideration for the foregoing settlement arrangements, the Company agreed to pay Sequenom an aggregate of $50 million, as well as pay royalties to Sequenom for sales of NIPT IVD products. The Company and Sequenom also agreed to share licensing revenues for exploitation of the Pooled Patents in NIPT LDT. None of the parties made any admission of liability in entering into these arrangements. The parties agreed to file certain stipulated motions with the Federal Circuit and District Court to vacate and dismiss the associated claims and counterclaims with prejudice.
The foregoing descriptions of the terms of the Pooled Patents Agreement is qualified in its entirety by reference to the Pooled Patents Agreement, which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	December 5, 2014	By:	CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President and General Counsel